UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2005

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-49697	06-1449146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices)

Registrant’s telephone number, including area code: (317) 484-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2005, the Board of Directors (the “Board”) of Republic Airways Holdings Inc. (the “Company”) approved the following changes to the compensation of the Company’s non-employee directors:

•	Increase annual Board retainer from $10,000 to $25,000

•	Increase Board meeting attendance fee from $0 to $1,300

•	Increase annual Audit Committee retainer fee from $2,500 to $5,000

•	Increase annual Audit Committee chair bonus from $2,500 to $10,000

•	Increase Audit Committee attendance fee from $0 to $1,300 per meeting

The Company’s non-employee directors are Lawrence J. Cohen, Douglas J. Lambert, Mark E. Landesman and Mark L. Plaumann.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

Date: June 28, 2005              /s/ Robert Hal Cooper
Robert Hal Cooper
Executive Vice President and Chief Financial Officer